UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2016

COLUCID PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37358	20-3419541
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Third Street, Suite 1320, Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(857) 285-6495

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2016, we amended our employment agreements with Thomas Mathers and Matthew Dallas to remove a limitation on severance benefits otherwise payable upon a termination without cause or for “good reason” in the event the payment of the benefits would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986 and replace it with a provision that entitles the executive officer to receive the greater, on an after-tax basis, of the full amount of these benefits or the full amount of these benefits reduced to the minimum extent necessary to ensure that no portion of the benefits is subject to an excise tax pursuant to Section 280G of the Internal Revenue Code of 1986. The amended employment agreements do not provide for tax “gross up” payments to the executive officers under any circumstances.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment, dated October 6, 2016, to Employment Agreement between CoLucid Pharmaceuticals, Inc. and Thomas P. Mathers, dated January 13, 2015

10.2	Amendment, dated October 6, 2016, to Employment Agreement between CoLucid Pharmaceuticals, Inc. and Matthew Dallas, dated February 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUCID PHARMACEUTICALS, INC.

Date: October 12, 2016	By:	/s/ Thomas P. Mathers
Thomas P. Mathers
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Amendment, dated October 6, 2016, to Employment Agreement between CoLucid Pharmaceuticals, Inc. and Thomas P. Mathers, dated January 13, 2015	Filed electronically

10.2	Amendment, dated October 6, 2016, to Employment Agreement between CoLucid Pharmaceuticals, Inc. and Matthew Dallas, dated February 7, 2015	Filed electronically

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